EXHIBIT 10.45

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of October 25, 2017, by and between each party listed as a “Seller” on the signature pages attached hereto and made a party hereof (individually or collectively, as the context requires, “Seller”), each party listed as “Existing Operator” on the signature pages attached hereto and made a party hereof (individually or collectively, as the context requires, “Existing Operator”), and GAHC4 Central FL Senior Housing Portfolio, LLC (“Purchaser”).
WHEREAS, Seller, Existing Operator and Purchaser entered into that certain Purchase and Sale Agreement dated as of August 2, 2017 (as the same has been or may hereafter be amended or modified, the “PSA”);
WHEREAS, Seller, Existing Operator and Purchaser amended the PSA pursuant to that certain First Amendment to Purchase and Sale Agreement, dated as of September 18, 2017;
WHEREAS, Seller, Existing Operator and Purchaser further amended the PSA pursuant to that certain Second Amendment to Purchase and Sale Agreement, dated as of September 25, 2017 (the “Second Amendment”); and
WHEREAS, Seller, Existing Operator and Purchaser each now desire to further amend the PSA in accordance with the terms of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. All capitalized terms used and not defined herein shall have the meanings given to such terms in the PSA.

2.    Repairs. Notwithstanding anything contained in Section 2 of the Second Amendment to the contrary, immediately upon signing this Amendment Seller shall cease all projects and expenditures related to the Repairs identified on Schedule 11.3. Within three (3) Business Days of the date hereof, Seller shall deliver to Purchaser a complete list of any projects related to such Repairs that have thus far been initiated or completed, including all costs and expenses associated therewith. At Closing, the credit Purchaser shall receive against the Purchase Price pursuant to Section 2 of the Second Amendment shall equal to $200,000 and following the application of such credit at Closing, Seller shall have no further obligations with respect to the Repairs following the Closing.

3.    Generator. Section 4 of the Second Amendment is hereby deleted in its entirety and replaced with the following:

“(a) Pursuant to Emergency Rule 58AER17-1 entitled “Procedures Regarding Emergency Environmental Control for Assisted Living Facilities” (the “Rule”) adopted by the Florida Department of Elder Affairs (the “FDEA”), the FDEA has required that assisted living facilities, such as the Facilities, have sufficient emergency generator power available to ensure that the Facilities maintain ambient air temperatures at levels specified in the Rule if there is a loss of electrical power. The Rule requires the submission to the

FDEA of a detailed plan meeting the criteria stated in the Rule by October 31, 2017 (the “Plan”).

(b) Seller and Existing Operator each hereby agree that they shall submit a draft of the Plan and the estimated costs (including for generators and fuel) related thereto, to Purchaser and obtain Purchaser’s approval, not to be unreasonably withheld, conditioned or delayed, before submitting the same to the FDEA. Seller and Existing Operator also shall promptly deliver to Purchaser a copy of any written communications sent to and received from FDEA in connection with the approval and implementation of the Plan.

(c) Prior to Closing, Seller shall use commercially reasonable efforts to timely comply with the requirements of the Rule and shall fund the related costs to the extent due prior to Closing, which shall include the cost of site surveys to be completed by each of Covenant Services, Inc. and Global Power Supply, each of which shall establish an estimate of the costs of complying with the Rule (each, an “Estimate”). Purchaser also shall have the right to review and approve any contract for the generator purchase and installation before Seller and/or Existing Operator execute the same, such approval not to be unreasonably withheld, conditioned or delayed.

(d) At Closing, Purchaser shall receive a credit against the Purchase Price (to be allocated with respect to the applicable Facility) in an amount equal to one-half of the average of the Estimates, less the amounts expended by Seller and/or Existing Operator and approved by Purchaser to prepare or otherwise implement the Plan prior to Closing; provided that if both Estimates have not been delivered by October 30, 2017, then the parties shall give effect to this provision pursuant to a post-closing adjustment in lieu of a credit, to be finalized no later than thirty (30) days after the receipt of the later of the two Estimates. Once the amount of the credit or post-closing adjustment, as applicable, is determined as provided above, such amount shall be final and binding regardless of any future waivers or variances that may be received from the FDEA with respect to the Rule.
(e) Mr. Hooper shall serve as Purchaser’s representative in connection with the generator work and compliance with the Rule as provided in this Section 4, and as such, Seller and/or Operator shall seek approval from Mr. Hooper before any expenditures are made, including preparation or implementation costs, provided that the failure to seek any such approval will result in such costs being eliminated from the Final Estimate. All requests for Purchaser consent or approval specified in this Section shall be submitted to Mr. Hooper. Seller and/or Existing Operator shall keep Mr. Hooper reasonably well informed regarding the progress of the work contemplated by this Section 4, and shall provide updates regarding the status of such work no less frequently than weekly. Seller, Existing Operator and Purchaser shall work collaboratively to satisfy the requirements of this Section 4.”
4.    Except as expressly modified hereby, the terms of the PSA are hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.
5.    This Amendment may be executed in a number of identical counterparts. Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

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NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.
SELLER:

NIC 5 SPRING HAVEN OWNER, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 5 LAKE MORTON PLAZA OWNER, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 5 RENAISSANCE RETIREMENT OWNER, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 5 FOREST OAKS OWNER, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

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EXISTING OPERATOR:

NIC 5 SPRING HAVEN LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 5 LAKE MORTON PLAZA LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 5 RENAISSANCE RETIREMENT LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 5 FOREST OAKS LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

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PURCHASER:

GAHC4 CENTRAL FL SENIOR HOUSING PORTFOLIO, LLC,
a Delaware limited liability company

By:	/s/ Stefan Oh
Name:	Stefan Oh
Title:	Executive Vice President, Acquisitions

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